UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2011

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2011, Transocean Ltd. (“the Company”) announced it has appointed Nick Deeming as Senior Vice President, General Counsel and Assistant Corporate Secretary, effective at the start of his employment, which is expected to begin on February 7, 2011. Eric B. Brown, currently in that role, will transition to the Company’s Houston office, primarily leading the Company’s Macondo litigation efforts.

Mr. Deeming most recently served as Group General Counsel and Company Secretary of Christie’s, the world’s leading art business, from 2007 to 2011. Prior to Christie’s, from 2001 to 2007, Mr. Deeming served as the Chief Legal Officer of Linde Group AG (formerly UK FTSE 100, BOC Group Plc), a global industrial and medical gases company. Prior to that, from 1999 to 2001, he served as the Chief Legal Officer of Sema Group Plc, the Anglo-French IT services global business; from 1990 to 1998, the Group Legal Director of PPP Healthcare Group PLC; from 1986 to 1990, the Group Legal Director of the financial services group Target Group Plc and from 1983 to 1986, the Head of Legal Services of Burmah Oil Exploration.

A copy of the press release naming Mr. Deeming to the position of Senior Vice President, General Counsel and Assistant Corporate Secretary is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: January 18, 2011	By	/s/ Eric J. Christ
Eric J. Christ
Authorized Person

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated January 17, 2011